Exhibit 23.1

Reznick Group, P.C	Tel: (301) 652-9100
7700 Old Georgetown Road	Fax: (301) 652-1848
Suite 400	www.reznickgroup.com
Bethesda, MD 20814-6224

CONSENT OF REZNICK GROUP, P.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of RegeneRx Biopharmaceuticals, Inc. of our report dated March 27, 2008, with respect to the financial statements of RegeneRx Biopharmaceuticals, Inc. for the year ended December 31, 2007 included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Reznick Group, P.C.

Bethesda, Maryland

July 10, 2008

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